Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Myomo, Inc. on Form S-8 of our report dated March 10, 2025 with respect to our audits of the consolidated financial statements of Myomo, Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 appearing in the Annual Report on Form 10-K of Myomo, Inc. for the year ended December 31, 2024.

/s/ Marcum LLP

Marcum LLP
New York, NY
March 10, 2025